Exhibit 3.1

RESTATED AS OF
MAY 23, 1996

RESTATED BY-LAWS
OF
STANDARD MOTOR PRODUCTS, INC.

SECTION 1.    The annual meeting of the stockholders of the Corporation shall be held at the office of the Corporation in Long Island City, unless the Board of Directors shall have designated for the holding of such meeting in the manner required by statute, some other place within the State of New York, on the last Tuesday in April of each year (unless such day be a legal holiday, then the next succeeding business day) at 2 o’clock in the afternoon, unless the Board of Directors shall have designated another time and date (not later than 30 days after the last Tuesday in April) and there shall have been mailed, not later than the last Tuesday in April, to stockholders, in the manner provided by laws, a notice of such meeting.

SECTION 2.    Special meetings of the stockholders may be held upon call of the president, a majority of the number of directors in office or of stockholders holding a majority of the outstanding shares of stock entitled to vote at such meeting.

SECTION 3.    Notice of the time and place of every meeting of stockholders shall be given in the manner provided by law.

SECTION 4.    The holders of a majority of the outstanding shares of stock of the Corporation entitled to vote at any meeting of stockholders must be present in person or by proxy at such meeting to constitute a quorum, less than such quorum, however, having power to adjourn any meeting from time to time without notice.

The Board of Directors may, before any meeting of stockholders, appoint two inspectors of election to serve at such meeting.  If the Board fails to make such appointment, or if their appointees or either of them fail to appear at such meeting, the chairman of the meeting may appoint inspectors or an inspector to act at such meeting.

SECTION 5.    Meetings of stockholders shall be presided over by the president, or, in his absence, a vice-president, or in the absence of all of them, by a chairman to be elected at the meeting.  The secretary or an assistant secretary of the Corporation shall act as secretary at such meeting, if present, and in the absence of all of them, the chairman of the meeting may appoint a secretary.

SECTION 6.    The stock of the Corporation shall be transferable or assignable on the books of the Corporation by holders in person or by attorney on surrender of the certificates therefore duly endorsed.  Certificates of stock shall be in such form and executed in such manner as may be prescribed by law and the Board of Directors.

SECTION 7.    The directors shall be elected at the annual meeting of stockholders or as soon thereafter as practicable by a plurality of the votes at such election, and shall hold office until the next annual meeting of the stockholders and until their successors are elected and qualified.

The number of directors of the Corporation shall be fixed, from time to time, by resolution adopted by a majority of the total number of directors which the Corporation would have if there were no vacancies, provided that such number may not be less than three.

If the number of directors be increased by reason of any such resolution fixing the number of directors, the additional director or directors may, unless otherwise required by law, be elected by a majority of the directors in office at the time of the increase, or by the stockholders at a special meeting of stockholders called for that purpose, or, if not so elected prior to the next annual meeting of stockholders, they shall be elected by the stockholders at such annual meeting.

Directors need not be stockholders of the Corporation.  Any and all of the directors may be removed at any time without cause assigned, at any meeting called for that purpose, by the vote of the holders of 75% of each class of the outstanding capital stock of the Corporation then outstanding and entitled to vote on such action.  Vacancies caused by such removal may be filled at any annual meeting or at any special meeting called for that purpose by a plurality of votes at such election.

All vacancies in the Board of Directors not hereinabove provided for may be filled by a majority of the directors then in office.

SECTION 8.    Meetings of the Board of Directors shall be held at the times fixed by the Board or upon call of the president or a majority of the number of directors in office and may be held at any place within or without the State of New York.  The Secretary or other officer performing his duties shall give reasonable notice (which need not in any event exceed  two days) of all meetings of directors, provided that a meeting may be held without notice immediately after the annual election and notice need not be given of regular meetings held at times fixed by resolution of the Board.  Meetings may be held at any time without notice if all the directors are present or if those not present waive notice either before or after the meeting.  A majority of the whole Board shall constitute a quorum and the act of such a majority of the whole Board at any meeting shall be the act of the Board.  Less than such quorum shall have power to adjourn any meeting from time to time without notice.  Any one or more members of the Board of Directors or any committee thereof may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time.  Participation by such means shall constitute presence in person at a meeting.

SECTION 9.    The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the directors of the Corporation, which, to the extent provided in such resolution, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, including the power to authorize the seal of the Corporation to be affixed to all papers which may require it.  Each such committee shall make its own rules of procedure and shall keep regular minutes of its proceedings and report the same to the Board when required.  The Board of Directors may, by resolution passed by a majority of the whole Board, appoint one of its members chairman of the Board.  Such chairman shall preside at all meetings of the Board of Directors.

SECTION 10.  By a Resolution of the Board, directors may receive a specified salary or retainer for their services as directors or as members of a committee of directors.  In addition, a fixed fee and expenses of attendance may be allowed for attendance at each meeting of the Board of Directors or at a meeting of a committee of the Board of Directors.  Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity as officer, agent or otherwise and receiving compensation therefore.

No contract or other transaction between the Corporation and any other corporation, and no act of the Corporation shall in any way be affected or invalidated by the fact that any of the directors of the Corporation are pecuniarily or otherwise interested in, or are directors, officers or stockholders of, such other corporation;  any director individually, or any firm or corporation of which such director may be a member, director, officer or stockholder or in which such director may have any other interest, may be a party to, and may be pecuniarily or otherwise interested in, any contract or transaction of the Corporation, provided that the fact that he or such firm or corporation is so interested shall be disclosed or shall have been known to the Board of Directors or a majority thereof; and any director of the Corporation who is also a director, officer or stockholder of such other corporation, or who is so interested, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the Corporation which shall authorize such contract or transaction, and may vote thereat to authorize such contract or transaction, with like force and effect as if he were not such director or officer of such other corporation and not so interested.

SECTION 11.  The Board of Directors, as soon as may be convenient after the election of directors in each year, shall appoint one of their number president, and shall also appoint a treasurer and a secretary and may, from time to time, appoint one or more vice-presidents and such other officers as they may deem proper.  The same person may be appointed to more than one office.

SECTION 12.  The term of office of all officers shall be until the next election of directors and until their respective successors are chosen and qualify, but any officer may be removed from office at any time by the Board of Directors.  Vacancies in the offices shall be filled by the Board of Directors.

SECTION 13.  The president shall be the chief executive officer of the Corporation, shall have general supervision of the affairs of the Corporation and shall report to and be responsible to the Board of Directors and the stockholders.

The other officers of the Corporation shall have such powers and duties, except as modified by the Board of Directors, as generally pertain to their offices respectively, as well as such powers and duties as from time to time shall be conferred by the Board of Directors.

SECTION 14.  Except to the extent expressly prohibited by the New York Business Corporation Law, the Corporation shall indemnify each person made or threatened to be made a party to, or called as a witness or asked to submit information in, any action or proceeding by reason of the fact that such person or such person’s testator or intestate is or was a director or officer of the Corporation, or serves or served at the request of the Corporation any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, penalties, amounts paid in settlement and reasonable expenses, including attorneys’ fees, incurred in connection with such action or proceeding, or any appeal therein, provided that no such indemnification shall be made if a judgment or other final adjudication adverse to such person establishes that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled, and provided further that no such indemnification shall be required with respect to any settlement or other nonadjudicated disposition of any threatened or pending action or proceeding unless the Corporation has given its prior consent to such settlement or other disposition.  In this Section 14, reference to any action or proceeding includes, without limitation, any pending or threatened action, proceeding, hearing or investigation, whether civil or criminal, whether judicial, administrative or legislative in nature, and whether or not in the nature of a direct or a shareholders’ derivative action brought by or on behalf of the Corporation or any other corporation or enterprise which the director or officer of the Corporation serves or has served at the Corporation’s request.

The Corporation shall advance or promptly reimburse upon request any person entitled to indemnification hereunder for all expenses, including attorneys’ fees, reasonably incurred in defending any action or proceeding in advance of the final disposition thereof upon receipt of an undertaking by or on behalf of such person to repay such amount if such person is ultimately found not to be entitled to indemnification or, where indemnification is granted, to the extent the expenses so advanced or reimbursed exceed the amount to which such person is entitled, provided, however, that such person shall cooperate in good faith with any request by the Corporation that common counsel be utilized by the parties to an action or proceeding who are similarly situated unless to do so would be inappropriate due to actual or potential differing interests between or among such parties.

The Corporation shall also promptly pay or reimburse such person for all expenses, including fees and expenses of counsel, reasonably incurred by such person in successfully enforcing his or her rights pursuant to this Section 14.

Noting herein shall limit or affect any right of any person otherwise than hereunder to indemnification or expenses, including attorneys’ fees, under any statute, rule, regulation, certificate of incorporation, By-Law, insurance policy, contract or otherwise.

Anything in these By-Laws to the contrary notwithstanding, no elimination of this Section 14, and no amendment of this Section 14 adversely affecting the right of any person to indemnification or advancement of expenses hereunder shall be effective until the 60th day following notice to such person of such action, and no elimination of or amendment to this Section 14 shall deprive any person of his or her rights hereunder arising out of alleged or actual events or acts occurring prior to such 60th day or actual or alleged failures to act prior to such 60th day.

The Corporation shall not, except by elimination or amendment of this Section 14 in a manner consistent with the preceding paragraph, take any corporate action or enter into any agreement which prohibits, or otherwise limits the rights of any person to, indemnification in accordance with the provisions of this Section 14.  The indemnification of any person provided by this Section 14 shall continue after such person has ceased to be a director or officer of the Corporation and shall inure to the benefit of such person’s heirs, executors, administrators and legal representatives.

The Corporation is authorized to enter into agreements with any of its directors or officers extending rights to indemnification and advancement of expenses to such person to the fullest extent permitted by applicable law, but the failure to enter into any such agreement shall not affect or limit the rights of such person pursuant to this Section 14, it being expressly recognized hereby that all directors or officers of the Corporation, by serving as such after the adoption hereof, are acting in reliance hereon and that the Corporation is estopped to contend otherwise.

In case any provision in this Section 14 shall be determined at any time to be unenforceable in any respect, the other provisions shall not in any way be effected or impaired thereby, and the affected provision shall be given the fullest possible enforcement in the circumstances, it being the intention of the Corporation to afford indemnification and advancement of expenses to its directors and officers, acting in such capacities or in the other capacities mentioned herein, to the fullest extent permitted by applicable law.

For purposes of this Section 14, the Corporation shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his or her duties to the Corporation also impose duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan, and excise taxes assessed on a person with respect to an employee benefit plan pursuant to applicable law shall be considered indemnifiable expenses.  For purposes of this Section 14, the term “Corporation” shall include any legal successor to the Corporation, including any corporation which acquires all or substantially all of the assets of the Corporation in one or more transactions.

A person who has been successful, on the merits or otherwise, in the defense of a civil or criminal action or proceeding of the character described in the first paragraph of this Section 14 shall be entitled to indemnification as authorized in such paragraph.  Except as provided in the preceding sentence and unless ordered by a court, any indemnification under this Section 14 shall be made by the Corporation if, and only if, authorized in the specific case:

(1)          By the Board of Directors acting by quorum consisting of directors who are not parties to such action or proceeding upon a finding that the director or officer has met the standard of conduct set forth in the first paragraph of this Section 14, or,

(2)          If such a quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs:

(a)      By the Board of Directors upon the opinion in writing of independent legal counsel that indemnification is proper in the circumstances because the standard of conduct set forth in the first paragraph of this Section 14 has been met by such director or officer, or

(b)      By the shareholders upon a finding that the director or officer has met the applicable standard of conduct set forth in such paragraph.

SECTION 15.  These By-Laws may, at any time, be added to, amended or repealed in whole or in part by the affirmative vote of a majority of the number of directors in office given at a duly convened meeting of the board, the notice of which includes notice of such proposed action.  No such notice need be given if all members of the Board of Directors are present at the meeting.

All By-Laws, including any By-Laws made, amended or repealed by the directors, shall be subject to amendment, repeal or re-enactment by the stockholders entitled to vote at any annual meeting, or any such meeting called for that purpose.